Exhibit 10.1

BCA AMENDMENT NO. 1

This BCA Amendment No. 1 (this “Amendment”), is entered into by and among Broad Capital Acquisition Corp., a Delaware corporation (“Predecessor”), Openmarkets Group Pty Ltd, an Australian proprietary limited company (the “Company”), BMYG OMG Pty Ltd, an Australian proprietary limited company (the “Shareholder”), and Broad Capital LLC, a Delaware limited liability company (the “Sponsor”), and Broad Capital Acquisition Pty Ltd (the “Purchaser”) (each, a “Party,” and collectively, the “Parties”).

WHEREAS, the Parties have entered into the Agreement And Plan Of Merger And Business Combination Agreement dated as of January 18th, 2023 (as later supplemented and as joined by Purchaser on July 31, 2023 (the “Agreement”);

WHEREAS, the Parties do not wish to permit any of them to terminate the BCA as long as they are diligently working to achieve a Closing, so they desire to limit the termination rights and otherwise amend the Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 13.2 of the Agreement, the amendments contemplated by the Parties must be contained in a written agreement signed by each of the Parties.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have their respective meanings assigned in the Agreement.

2. Amendments to the Agreement. As of the Effective Date (as defined in Section 3 below), the Agreement is hereby amended or modified as follows:

(a) Section 1.41 of the Agreement is hereby amended and replaced in its entirety with the following:

“Estimated Closing Exchange Consideration” means $70,000,000 (a) minus the amount of the Estimated Closing Net Indebtedness, (b) minus the amount of the Estimated Company Investigations and Disputes Losses, (c) plus the amount by which the Estimated Net Working Capital Exceeds the Net Working Capital Target, or minus the amount by which the Net Working Capital Target exceeds the Estimated Net Working Capital; which amount shall be computed pursuant to Section 3.6 and the Estimated Closing Consideration Spreadsheet, and paid in Purchaser Shares at Closing, which Purchaser Shares shall have a deemed value of $10.00 per share.

(a)	All references to the Estimated Closing Exchange Consideration as contained in the Agreement, the Schedules, or any additional documents that contain or refer to the Agreement or the Estimated Closing Exchange Consideration shall be interpreted to be a reference of the updated Estimated Closing Exchange Consideration as amended hereby.

(b)       The last sentence of Section 3.10 (a) of the Agreement is hereby deleted.

(c)       The existing Schedule 3.10 is hereby amended and replaced in its entirety by Schedule 3.10, which is attached hereto.

(d)       Section 4.5 of the Agreement is hereby amended and replaced in its entirety with the following:

“4.5 Ownership of Company Securities. The Shareholder is the record owner of the Company Shares to be contributed to the Purchaser pursuant to Article III hereof, free and clear of any and all Liens, which Company Shares represent all of the outstanding securities of the Company. The Shareholder holds such Company Shares as trustee for the BMYG OMG Unit Trust (the “BMYG Unit Trust”), and the Shareholder has the full power and authority to sell, transfer, assign and deliver such Company Shares as provided in this Agreement, and such delivery will vest in the Purchaser good and valid title to such Company Shares, free and clear of any and all Liens. None of the beneficial owners of the BMYG Unit Trust is (i) a “bad actor,” as defined in the rules and regulations adopted by the Securities and Exchange Commission (“SEC”), or (ii) a citizen of a country, against which the United States is currently imposing sanctions on such country’s citizens generally, as disclosed by the Office of Foreign Assets Control, or (iii) either an officer or director of OMG or a proposed officer or director of the Purchaser, as disclosed in the Registration Statement of the Purchaser that has been filed with the SEC, other than Julius Wei and Eric Gao. Except for this Agreement, the Shareholder is not a party to any Contract with respect to the voting, redemption, sale, transfer or other disposition of the Company Shares that may restrict, limit, or hinder in any way Purchaser’s ability to deliver the Company Shares to Purchaser as required by this Agreement.”

(e)       Section 10.3(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

The Predecessor shall have become listed on Nasdaq, subject to the consummation of the Closing, and the additional listing application for the Exchange Consideration shall have been approved by Nasdaq. As of the Closing Date, neither Predecessor nor Purchaser shall have received any written notice from Nasdaq that Purchaser has failed, or would reasonably be expected to fail, to meet the Nasdaq listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied. The additional listing application for the Purchaser Party Exchange Consideration shall have been approved by Nasdaq.

2

(f)       Section 11.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“11.1 Termination. This Agreement may be terminated and the Redomestication Merger, Acquisition Contribution and Exchange and the other Transactions may be abandoned at any time prior to the Closing, notwithstanding any Requisite Company Vote and adoption of this Agreement and the contemplated transactions by the equity holders of the Company or Purchaser:

(a)	by the mutual written consent of the Company and Purchaser duly authorized by each of their respective boards of directors;

(b)	by the Purchaser, if any of the representations or warranties of the Shareholder set forth in Article IV or the representations or warranties of the Company set forth in Article V shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in Section 10.2 would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Purchaser) by the Outside Date; provided, however, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 11.1(b) if the Purchaser is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(c)	by the Company or the Shareholder, if any of the representations or warranties of the Purchaser set forth in Article VI shall not be true and correct, or if the Purchaser has failed to perform any covenant or agreement on its part set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in Section 10.3 would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by the Company) by the Outside Date; provided, however, that the Company or the Shareholder, as applicable, shall not have the right to terminate this Agreement pursuant to this Section 11.1(c) if the Company or the Shareholder, as applicable, is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(d)	by any of the Company, the Shareholder or the Purchaser:

(i)	as of on or after January 1, 2024, or such later date agreed by the Parties in writing (the “Outside Date“), if the Contribution and Exchange shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this 11.1(d)(i) shall not be available to a Party if the failure of the Contribution and Exchange to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or

3

(ii)	if any Order having the effect set forth in Section 10.1(h) shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 11.1(d)(ii) shall not be available to a Party if such Order was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(iii)	if any of the Purchaser Shareholder Approval Matters shall fail to receive the Required Purchaser Shareholder Approval at the Purchaser Special Meeting (unless such Purchaser Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(e)	by the Purchaser, in the event any Action or other matter listed on Schedule 5.15 hereto or that arises due to a breach of Section 5.15 hereto (collectively, a “CID Action or Breach”) would prevent the Purchaser from closing the Transactions by the Outside Date or would prevent the Company from delivering the certificate certifying the satisfaction of the conditions specified in Section 10.2(d); provided, however, any Action or other matter that arises based on an SEC delay or injunction or as a result of any Government Authority action but is not, in either case, related to a CID Action or Breach, shall not be a basis for termination under this Section 11.1(e).

(f)	by the Company, if it notified Purchaser in accordance with the terms of this Agreement that it wishes to pursue an Alternative Proposal.”

3. Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of August 1, 2023 (the “Amendment Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment.

4

4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a)       It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Agreement as amended by this Amendment.

(b)       The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c)       This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

(d)       EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT AND IN THIS SECTION 4 OF THIS AMENDMENT, (1) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (2) EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 4.

5. Waiver. The Purchaser hereby waives any failure to perform any covenant or agreement of the Company or the Shareholder contained in the Agreement which occurred prior to the Amendment Effective Date with respect to the Company’s failure to provide timely delivery of its reviewed interim financial statements. For the avoidance of doubt, this Section 5 is not intended to, and does not, waive (i) any failure to perform any covenant or agreement other than the Company’s failure to provide timely delivery of its reviewed interim financial statements prior to the Amendment Effect Date, or (ii) any failure to perform any covenant or agreement contained in the Agreement which occurs after the Amendment Effective Date.

6. Miscellaneous.

(a) This Amendment and all related documents including all exhibits attached hereto, and all matters arising out of or relating to this Amendment, whether sounding in contract, tort, or statute are governed by, and construed in accordance with and enforced under the laws of the State of New York, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

5

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(f) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

[signatures on separate pages]

6

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Predecessor:

BROAD CAPITAL ACQUISITION CORP.

By:	/s/ Johann Tse
Name:	Johann Tse
Title:	Chief Executive Officer

7

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Company:

OPENMARKETS GROUP PTY LTD

By:	/s/ Naseema Sparks
Name:	Naseema Sparks
Title:	Chair

By:	/s/ Julius Wei
Name:	Julius Wei
Title:	Director

8

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Shareholder:

BMYG OMG Pty Ltd

By:	/s/ Julius Wei
Name:	Julius Wei
Title:	Chief Investment Officer

By:	/s/ Eric Gao
Name:	Eric Gao
Title:	Chief Executive Officer

9

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Sponsor/Indemnified Party Representative:

BROAD CAPITAL LLC

By:	/s/ Johann Tse
Name:	Johann Tse
Title:	Manager

10

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Purchaser

Broad Capital Acquisition Pty Ltd.

By:	/s/ Johann Tse
Name:	Johann Tse
Title:	Authorized Representative

11